UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2009
SPANISH BROADCASTING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27823 (Commission File Number)	13-3827791 (IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida		33133
(Address of principal executive offices)		(Zip Code)
(305) 441-6901
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On August 14, 2009, Spanish Broadcasting System, Inc. (the “Company”) notified The Nasdaq Stock Market, Inc. (“Nasdaq”) that due to the vacancy in the Company’s Audit Committee created by Antonio Fernandez’ voluntary resignation as a member of the Board of Directors (the “Board”), the Company was no longer in compliance with Nasdaq Marketplace Rule 5605 (“Nasdaq Rule”), which requires that the Audit Committee be comprised of at least three members, each of whom are independent.
     As a result, on August 27, 2009, the Company received a letter from Nasdaq (the “Nasdaq Letter”) notifying the Company that it is not in compliance with the audit committee requirements as set forth in the Nasdaq Rule .
     Nasdaq’s letter advises the Company that, consistent with Nasdaq Marketplace Rule 5605(c)(4)(A), Nasdaq will provide the Company a cure period to regain compliance as follows:
•	until the earlier of the Company’s next annual shareholders’ meeting or August 11, 2010; or

•	if the next annual shareholders’ meeting is held before February 8, 2010, then the Company must evidence compliance no later than February 8, 2010.
Since the Company intends to hold its next annual shareholders’ meeting after February 8, 2010 and before August 11, 2010, the Company will have until its next annual shareholders’ meeting to regain compliance. An active search for Mr.Fernandez’ replacement is currently underway and the Company fully intends to regain compliance with the Nasdaq Rule within the cure period allowed by Nasdaq.
In connection with the receipt of the Nasdaq Letter, the Company issued the press release attached to this Current Form on Form 8-K as Exhibit 99.1. The contents of the press release are incorporated by reference into Item 3.01 and the press release is deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Spanish Broadcasting System, Inc. dated August 31, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC.
August 31, 2009	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer, Senior Executive Vice President and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Spanish Broadcasting System, Inc. dated August 31, 2009.

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